SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 1, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2016, the Board of Directors of Elephant Talk Communications Corp. (the “Company”) appointed Erik Kloots to be the Company’s Vice President-Finance and Principal Accounting Officer. Below is Mr. Kloots’ biography:

Erik Kloots, 51, has worked at the Company since January 1, 2007. Prior to his appointment as Principal Accounting Officer, Mr. Kloots was employed as the Company’s European Business Controller and then as the Company’s Global Director of Corporate Control & Finance, reporting directly to the Company’s Chief Financial Officer. In these roles, Mr. Kloots has been fully accountable for the Global Corporate Control and Finance department of the Company, preparing group budget and strategic plans, quarterly rolling forecasts, SEC filings and investor presentations. Prior to working at the Company, Mr. Kloots worked as Business Controller for eighteen years in Martinair Holland N.V., a well-known Dutch airline company. At Martinair, Mr. Kloots was in charge of the planning & control-cycle (strategic planning), financial reporting and analysis, design of a control framework involving the introduction of Business Balanced Scorecard, among other responsibilities. Mr. Kloots earned a Corporate Controller degree at Financiele Academie Den Bosch.

In connection with Mr. Kloots’ appointment, Mr. Kloots’ salary will be €121,289.41 effective April 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt Title: Chief Restructuring Officer